UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the
Securities Exchange Act of 1934

Check the appropriate box:

☐           Preliminary Information Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒           Definitive Information Statement

Dakota Gold Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g)

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

Dakota Gold Corp.
701 N. Green Valley Parkway, Suite 200
Henderson, Nevada, 89074

June 10, 2013

Dear Shareholders:

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of Dakota Gold Corp., a Nevada corporation (the “Company or “Dakota”), as of the close of business on the record date, May 21, 2013.  The purpose of the Information Statement is to notify our shareholders that on May 21, 2013, the Company received written consents in lieu of a meeting of shareholders (the “Written Consent”) from the shareholder holding 2,000,000, or 85.3%, of the issued and outstanding shares of our Common Stock.  The Written Consent adopted resolutions which authorized the Company to change the name of the Company from “Dakota Gold Corp.” to “American Magna Corp."

You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority shareholder of the Company.  The actions will become effective upon the filing of the Amendment to the Articles of Incorporation attached as an appendix to this Information Statement, which shall not occur before the twentieth (20) calendar day after this Statement is first mailed to our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holder of at least a majority of the outstanding shares of all voting stock of the Company. Because the shareholder holding at least a majority of the voting rights of our outstanding common stock has voted in favor of the foregoing action, and has sufficient voting power to approve such action through his ownership of common stock, no other shareholder consents will be solicited in connection with the transaction described in this Information Statement.  The Board is not soliciting your proxy in connection with the adoption of this resolution, and proxies are not requested from shareholders.

This Information Statement is being mailed on or about June 11, 2013 to shareholders of record on May 21, 2013.

Sincerely,

/s/ Herb Duerr
Herb Duerr
President and Chief Executive Officer

Dakota Gold Corp.
701 N. Green Valley Parkway, Suite 200
Henderson, Nevada, 89074
____________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
_________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of Dakota Gold Corp., a Nevada corporation (the “Company or “Dakota”), as of the close of business on the record date, May 21, 2013.  The purpose of the Information Statement is to notify our shareholders that on May 21, 2013, the Company received written consents in lieu of a meeting of shareholders (the “Written Consent”) from the shareholder holding 2,000,000, or 85.3%, of the issued and outstanding shares of our Common Stock.  The Written Consent adopted resolutions which authorized the Company to change the name of the Company from “Dakota Gold Corp.” to “American Magna Corp."

The actions will become effective upon the filing of the Amendment to the Articles of Incorporation attached as an exhibit to this Information Statement (the "Amendment"), which shall not occur before the twentieth (20) calendar day after this Statement is first mailed to our shareholders.

Because a shareholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing actions, and has sufficient voting power to approve such action through his ownership of Common Stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of this resolution, and proxies are not requested from shareholders.

In accordance with our bylaws, our Board of Directors has fixed the close of business on May 21, 2013 as the record date for determining the shareholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about June 11, 2013 to shareholders of record on the record date.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future shareholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future shareholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to change the name of the Company from “Dakota Gold Corp.” to “American Magna Corp." requires the affirmative vote of the holders of a majority of the voting power of the Company.  Because a shareholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing action, and has sufficient voting power to approve such action through his ownership of Common Stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from shareholders.

In addition, the Nevada Revised Statutes provides in substance that shareholders may take action without a meeting of the shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting.  This action is effective when written consents from holder(s) of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no class of voting stock outstanding other than the Common Stock.  There are currently 2,345,998 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote.  Accordingly, the vote or written consent of the shareholders holding at least 1,173,000 shares of the Common Stock issued and outstanding is necessary to change the name of the Company from “Dakota Gold Corp.” to “American Magna Corp."  In accordance with our bylaws, our Board of Directors has fixed the close of business on May 21, 2013 as the record date for determining the shareholders entitled to vote or give written consent.

On May 21, 2013, Bobby Niijar, our secretary and a director, who holds 2,000,000 (representing 85.3%) of the issued and outstanding shares of Common Stock executed and delivered to the Company the Written Consent.  Accordingly, in compliance with the Nevada Revised Statutes, at least a majority of the outstanding shares has approved  change the name of the Company from “Dakota Gold Corp.” to “American Magna Corp."  As a result, no vote or proxy is required by the shareholders to approve the adoption of the foregoing action.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Amendment may not be filed with the Nevada Secretary of State and the name change may not be implemented until twenty (20) calendar days after this Information Statement is first mailed to our shareholders.  Accordingly, the name change will become effective upon the filing of the Amendment with the Secretary of State of the State of Nevada, which are anticipated to be on or about July 1, 2013, twenty (20) days after the mailing of this Information Statement.

NAME CHANGE

The Board feels that the name “American Magna Corp." more adequately defines the proposed business of the Company.

There are no tax consequences to the name change as it only represents a change in the name of the Company.

Regulatory Requirements

To our knowledge, the only required regulatory or governmental approval or filings necessary in connection with the name change would be the filing of Amendment with the Department of State of Nevada.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of May 20, 2013, the number of shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 2,345,998 issued and outstanding shares of Common Stock.  Unless otherwise indicated, the business address of each such person is c/o Dakota Gold Corp., 701 N. Green Valley Parkway, Suite 200, Henderson, Nevada, 89074.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Bobby Nijjar	2,000,000	85.3%
Daulat Nijjar(1)	197,500	8.4%
Herb Duerr
Directors and Officers as a Group (2 individuals)	2,000,000	85.3%

(1) Daulat Niijar is the father of Bobby Niijar, our secretary and a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 1, 2011 the Company issued 2,000,000 shares of common stock at $0.05 per share for a total offering price of $100,000 to Bobby Niijar, an officer and director of the Company.

None of the following parties has, since the date of incorporation of the Company, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

-	any of our directors or officers;

-	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

-	any relative or spouse of any of the foregoing persons who has the same house as such person.

INTEREST OF CERTAIN PERSONS IN OR IN
OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the name change which is not shared by all other shareholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Dakota Gold Corp.
701 N. Green Valley Parkway, Suite 200
Henderson, Nevada, 89074

By Order of the Board of Directors,

/s/ Herb Duerr
Herb Duerr
President and Chief Executive Officer

Appendix A	Amendment to the Articles of Incorporation

AMENDMENT TO ARTICLES OF INCORPORATION

OF

DAKOTA GOLD CORP.

Dakota Gold Corp., a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

1.           The name of the corporation is Dakota Gold Corp.  The date of filing of its original Articles of Incorporation with the Secretary of State was March 4, 2010. The corporation changed its name to Dakota Oil & Gas Inc. by filing an amendment to the Articles of Incorporation on March 8, 2010. The corporation changed its name to Dakota Gold Corp. and increased its authorized shares to 100,000,000 by filing an amended and restated Articles of Incorporation on August 19, 2010.

2.           This Amended Articles of Incorporation amends Article I of the Articles of Incorporation of this corporation by replacing the name "Dakota Gold Corp." with the name "American Magna Corp."

3. The vote by which the shareholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in a case of a vote of classes or series or may be required by the provisions of the articles of incorporation in favor of the amendment is 85.3%.

Signed on this 10th day of June 2013

/s/ Herb Duerr
Herb Duerr
President and Chief Executive Officer